LOAN AGREEMENT


                           Dated as of March 11, 1998


                                     Between


                                FAC MORTGAGE LLC,
                                   as Borrower


                                       AND


                        NOMURA ASSET CAPITAL CORPORATION,
                                    as Lender


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
                                TABLE OF CONTENTS

                                                                                                               Page
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
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION..................................................................1
         1.1      Specific Definitions............................................................................1
         1.2      Index of Other Definitions......................................................................9
         1.3      Principles of Construction.....................................................................10

II.      GENERAL.................................................................................................10
         2.1      The Loan.......................................................................................10
         2.2      Interest; Monthly Payments.....................................................................11
                  2.2.1        Generally.........................................................................11
                  2.2.2        Accrued Interest..................................................................11
                  2.2.3        Property Cash Flow Allocation.....................................................11
                  2.2.4        Default Rate......................................................................12
         2.3      Loan Repayment and Defeasance..................................................................12
                  2.3.1        Repayment.........................................................................12
                  2.3.2        Mandatory Prepayments.............................................................12
                  2.3.3        Voluntary Defeasance of the Note..................................................13
         2.4      Release of Property............................................................................15
                  2.4.1        Release on Defeasance.............................................................15
                  2.4.3        Release on Payment in Full........................................................16
         2.4.4    Substitution of Properties.....................................................................16
         2.5      Payments and Computations......................................................................18
                  2.5.1        Making of Payments................................................................18
                  2.5.2        Computations......................................................................18
                  2.5.3        Late Payment Charge...............................................................18
         2.6      Structuring Fee................................................................................18
         2.7      Special Prepayment Compensation................................................................18

III.     CASH MANAGEMENT; ESCROWS AND RESERVES...................................................................19
         3.1      Cash Management Arrangements...................................................................19
         3.2      Required Repairs; Required Repair Funds........................................................19
                  3.2.1        Required Repairs: Deposits........................................................19
                  3.2.2        Release of Required Repair Funds..................................................20
         3.3      Tax and Insurance Escrow Fund..................................................................20
         3.4      Capital Reserve Fund...........................................................................21
                  3.4.1        Capital Reserve Fund..............................................................21
                  3.4.2        Payment of Capital Expenses.......................................................21
         3.5      Rollover Reserve Fund..........................................................................21
                  3.5.1        Rollover Reserve Fund.............................................................21
                  3.5.2        Payment of Leasing Expenses.......................................................22
         3.6      Payment of Approved Operating Expenses.........................................................22
         3.7      Security Deposits..............................................................................23
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                                        i
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
         3.8      Grant of Security Interest; Application of Funds...............................................23

IV.      REPRESENTATIONS AND WARRANTIES..........................................................................24
         4.1      Borrower Representations.......................................................................24
                  4.1.1        Organization; Special Purpose.....................................................24
                  4.1.2        Proceedings; Enforceability.......................................................24
                  4.1.3        No Conflicts......................................................................24
                  4.1.4        Litigation........................................................................24
                  4.1.5        Agreements........................................................................25
                  4.1.6        Title.............................................................................25
                  4.1.7        Survey............................................................................25
                  4.1.8        No Bankruptcy Filing..............................................................25
                  4.1.9        Full and Accurate Disclosure......................................................25
                  4.1.10       No Plan Assets....................................................................25
                  4.1.11       Compliance........................................................................25
                  4.1.12       Contracts.........................................................................26
                  4.1.13       Financial Information.............................................................26
                  4.1.14       Condemnation......................................................................26
                  4.1.15       Federal Reserve Regulations.......................................................26
                  4.1.16       Utilities and Public Access.......................................................26
                  4.1.17       Not a Foreign Person..............................................................27
                  4.1.18       Separate Lots.....................................................................27
                  4.1.19       Assessments.......................................................................27
                  4.1.20       Enforceability....................................................................27
                  4.1.21       Insurance.........................................................................27
                  4.1.22       Use of Property; Licenses.........................................................27
                  4.1.23       Flood Zone........................................................................27
                  4.1.24       Physical Condition................................................................27
                  4.1.25       Encroachments.....................................................................27
                  4.1.26       Leases............................................................................28
                  4.1.27       Filing and Recording Taxes........................................................28
                  4.1.28       Investment Company Act............................................................28
                  4.1.29       Fraudulent Transfer...............................................................28
                  4.1.30       Ownership of Borrower.............................................................29
                  4.1.31       Management Agreement..............................................................29
                  4.1.32  Hazardous Substances...................................................................29
                  4.1.33 Ground Lease............................................................................30
                  4.1.34 Out-Parcels.............................................................................30
         4.2      Survival of Representations....................................................................30

V.       AFFIRMATIVE COVENANTS...................................................................................30
         5.1      Existence......................................................................................30
         5.2      Taxes and Other Charges........................................................................30
         5.3      Repairs; Maintenance and Compliance............................................................31
         5.4      Litigation.....................................................................................31
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                                       ii
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
         5.5      Performance of Other Agreements................................................................31
         5.6      Notice of Default..............................................................................31
         5.7      Cooperate in Legal Proceedings.................................................................31
         5.8      Further Assurances.............................................................................31
         5.9      Financial Reporting............................................................................32
                  5.9.1        Bookkeeping.......................................................................32
                  5.9.2        Annual Reports....................................................................32
                  5.9.3        Monthly Reports...................................................................32
                  5.9.4        Other Reports.....................................................................33
                  5.9.5        Annual Budget.....................................................................33
                  5.9.6        Breach............................................................................33
         5.10     Environmental Matters..........................................................................33
                  5.10.1       Hazardous Substances..............................................................33
         5.10.2   Environmental Monitoring.......................................................................34
         5.11     Title to the Properties........................................................................35
         5.12     Estoppel Statement.............................................................................35
         5.13     Principal Place of Business....................................................................35
         5.14     Property Management............................................................................35
                  5.14.1       Management Agreement..............................................................35
                  5.14.2       Termination of Manager............................................................35
         5.15     Special Purpose Bankruptcy Remote Entity.......................................................35
         5.16     Assumptions in Non-Consolidation Opinion.......................................................37
         5.17     Expenses.......................................................................................37
         5.18     Indemnity......................................................................................38

VI.      NEGATIVE COVENANTS .....................................................................................39
         6.1      Management Agreement...........................................................................39
         6.2      Liens..........................................................................................39
         6.3      Dissolution....................................................................................39
         6.4      Change In Business.............................................................................39
         6.5      Debt Cancellation..............................................................................39
         6.6      Assets.........................................................................................39
         6.7      Transfers......................................................................................40
         6.8      Debt...........................................................................................40
         6.9      Assignment of Rights...........................................................................40
         6.10     Operation of the Properties....................................................................40

VII.     INSURANCE; CASUALTY; AND CONDEMNATION...................................................................40
         7.1      Insurance......................................................................................40
                  7.1.1        Coverage..........................................................................40
                  7.1.2        Policies..........................................................................42
         7.2      Casualty.......................................................................................42
                  7.2.1        Notice; Restoration...............................................................43
                  7.2.2        Settlement of Proceeds............................................................43
         7.3      Condemnation.  ................................................................................43
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                                       iii
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
                  7.3.1        Notice; Restoration...............................................................43
                  7.3.2        Collection of Award...............................................................43
         7.4      Application of Proceeds or Award...............................................................44
                  7.4.1        Application to Restoration........................................................44
                  7.4.2        Application to Debt...............................................................44
                  7.4.3        Procedure for Application to Restoration..........................................45

VIII.    DEFAULTS................................................................................................45
         8.1      Events of Default..............................................................................45
         8.2      Remedies.......................................................................................47
                  8.2.1        Acceleration......................................................................47
                  8.2.2        Remedies Cumulative...............................................................47
                  8.2.3        Severance.........................................................................48
                  8.2.4        Delay.............................................................................48

IX.      SPECIAL PROVISIONS......................................................................................48
         9.1      Sale of Note and Securitization................................................................48
                  9.1.1        Cooperation.......................................................................48
                  9.1.2        Use of Information................................................................49
                  9.1.3        Borrower Obligations Regarding Disclosure Documents...............................50
                  9.1.4        Borrower Indemnity Regarding Filings..............................................51
                  9.1.5        Indemnification Procedure.........................................................51
                  9.1.6        Contribution......................................................................51
                  9.1.7        Rating Surveillance...............................................................52

X.       MISCELLANEOUS...........................................................................................52
         10.1     Exculpation....................................................................................52
         10.2     Notices........................................................................................53
         10.3     Brokers and Financial Advisors.................................................................54
         10.4     Retention of Servicer..........................................................................54
         10.5     Survival.......................................................................................54
         10.6     Lender's Discretion............................................................................54
         10.7     Governing Law..................................................................................55
         10.8     Modification, Waiver in Writing................................................................56
         10.9     Delay Not a Waiver.............................................................................56
         10.10    Trial by Jury..................................................................................56
         10.11    Headings.......................................................................................56
         10.12    Severability...................................................................................56
         10.13    Preferences....................................................................................57
         10.14    Waiver of Notice...............................................................................57
         10.15    Remedies of Borrower...........................................................................57
         10.16    Prior Agreements...............................................................................57
         10.17    Offsets, Counterclaims and Defenses............................................................57
         10.18    Publicity......................................................................................58
         10.19    No Usury.......................................................................................58
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                                       iv
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
         10.20    Conflict; Construction of Documents............................................................58
         10.21    No Third Party Beneficiaries...................................................................58
         10.22    Cross Default; Cross Collateralization.........................................................58

SCHEDULES

Schedule 1 - List of Properties
Schedule 2 - Matters Regarding Representations
Schedule 3 - Rent Rolls
Schedule 4 - Required Repairs
Schedule 5 - Existing Anchor Leases
Schedule 6 - Eligible Out-Parcels
Schedule 7 - Form of Rent Roll

                                 LOAN AGREEMENT


     LOAN AGREEMENT dated as of March 11, 1998 between FAC MORTGAGE LLC, a Delaware limited liability company (together with its permitted successors and assigns, "Borrower"), and NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, "Lender").

I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     I.1 Specific Definitions. The following terms have the meanings set forth below:

     "Affiliate": as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.

     "Allocated Loan Amount": With respect to each Property, as of any date of determination, the product of (i) the then unpaid Principal multiplied by (ii) an amount, expressed as a percentage, computed by dividing (A) the Net Operating Income attributable to such Property, by (B) the Net Operating Income attributable to the Properties.

     "Anchor Leases": the leases listed on Schedule 5 hereto and any comparable major leases of space in Properties that the Lender hereafter reasonably determines to be anchor leases.

     "Approved  Capital  Expenses":  Capital Expenses incurred by Borrower which
(i) are included in the approved Capital Budget for the Current Month or (ii) have been reasonably approved by Lender.

     "Approved Leasing Expenses": expenses incurred in leasing space at a Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions, tenant improvements and other inducements (including cash and landlord work), which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, which approvals shall not be unreasonably withheld or delayed, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, or
(C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

     "Approved Operating Expenses": Operating Expenses incurred by Borrower which (i) are included in the approved Operating Budget for the Current Month,
(ii) are for electric, gas, oil, water, sewer or other utility service to a Property or (iii) have been approved by Lender.

     "Business Day": any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

     "Capital   Expenses":   expenses  that  are  required   under  GAAP  to  be
capitalized.

     "Code": the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Control": with respect to any Person, either (i) ownership directly or through other entities of more than 50% of all beneficial equity interest in such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

     "Current Month": as of any date of determination, the then current calendar month.

     "Debt": the unpaid Principal, all interest accrued and unpaid thereon, the Yield Maintenance Premium and all other sums due to Lender in respect of the Loan, or under any Loan Document.

     "Debt Service": with respect to any particular period, scheduled Principal and interest payments under the Note in such period.

     "Debt Service Coverage Ratio": as of any date, the ratio of (i) the Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service (exclusive of any payments due under the Defeased Note, if any) with respect to such period.

     "Default": the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate": a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate or the Revised Interest Rate, as applicable, compounded monthly.

     "Defeasance Deposit": an amount equal to the sum of (i) an amount sufficient to purchase U.S. Obligations which provide payments that will meet the Scheduled Defeasance Payments, (ii) any costs and expenses incurred or to be incurred in the purchase of such U.S. Obligations and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, the creation of the Defeased Note and the Undefeased Note, if applicable, any transfer of the Defeased Note or otherwise required to accomplish the agreements of Sections 2.3 and 2.4.

     "Deposit Bank": a bank or other depository selected by Lender in its sole discretion, which holds and disburses Funds and other deposits required hereunder.

     "Eligible Account": (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by the applicable Rating Agencies if the deposits in such account are to be held in such account for 30 days or less or (y) long-term unsecured debt obligations are rated at least AA- by the applicable Rating Agencies if the deposits in such account are to be held in such account for more than 30 days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. ss. 9.10(b); or
(iii) an account otherwise acceptable to the applicable Rating Agencies, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Security.

     "Eligible Out-Parcels": the unimproved separate out-parcels that are part of the Properties, which are listed on Schedule 6 hereto.

     "Fiscal Year": each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

     "GAAP": generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "Governmental Authority": any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

     "Ground Lease": the Consolidated, Amended and Restated Lease Agreement dated as of December 1, 1996 between The Boaz Downtown Development Authority and the Borrower's predecessor in interest, covering the Leased Property, as amended by that certain First Amendment to Consolidated, Amended and Restated Lease Agreement dated as of January 28, 1998, as it may further be modified and amended from time to time in accordance herewith.

     "Independent Director": an individual reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment as a director, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates, (iii) a Person Controlling any such shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer or of any other director of the Managing Member.

     "Interest Period": the period from the date hereof through the first day thereafter that is the tenth day of a calendar month, and each period thereafter from the eleventh day of a calendar month through the tenth day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

     "Interest Rate": a rate of interest equal to 9.10% per annum.

     "Leased Property": the Property located in Boaz, Alabama.

     "Legal Requirements": statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting all or part of each Property or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force (unless "grandfathered"), and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of each Property, including any that may (i) require repairs, modifications or alterations in or to all or part of each Property, or (ii) in any way limit the use and enjoyment thereof.

     "Lien": any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest or any other encumbrance, charge or transfer of, on or affecting all or part of each Property or any interest therein, or in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan Documents": this Agreement and all other documents, agreements and instruments evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) Note made by Borrower to Lender in the principal amount of the Loan (the
"Note"), (ii) each Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower in favor of Lender or Deed of Trust or similar instrument (collectively the "Mortgages"), which covers the Properties, (iii) each Assignment of Leases and Rents from Borrower to Lender (collectively the "Assignments of Leases"), and (iv) each Assignment of Agreements from Borrower to Lender (collectively the "Assignments of Agreements"), as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Major Leases": each of the Leases at the Properties to which (i) VF Factory Outlet, Inc. and (ii) Carolina Pottery is a party.

     "Major Lease Rollover Date": the expiration date of each of the Major Leases, or such earlier date on which any of the Major Leases may terminate.

     "Management Agreement": the management agreement dated the date hereof between Borrower and Manager, pursuant to which Manager is to manage each Property.

     "Management   Fee":  the  fee  payable  to  Manager  under  the  Management
Agreement.

     "Manager": FAC Properties, L.P., a Delaware limited partnership.

     "Managing Member": FAC Mortgage Formation, Inc., a Delaware corporation.

     "Maturity Date": the date on which the final payment of principal of the Note (or the Defeased Note, if applicable) becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

     "NACC": Nomura Asset Capital Corporation, a Delaware corporation.

     "Net Operating Income": for any period, all Operating Income during such period minus all Operating Expenses during such period; determined by audit or in accordance with other agreed-upon procedures determined by Lender; provided that, in determining Net Operating Income, (i) Operating Expenses shall be adjusted to reflect (A) a normalized allowance for Lease rollovers based on the rent roll for each Property and then current market conditions, including costs for downtime, tenant improvements and leasing commissions, (B) a reserve for capital expenditures equal to at least $0.15 per square foot of rentable space per annum, exclusive of square footage attributable to Anchor Leases, and (C) a vacancy allowance at the market vacancy rate (but not less than 5%) if actual vacancy is less than such market rate (or less than 5%), and (ii) Operating Income shall be adjusted (A) to exclude Rents from temporary or month-to-month tenants or tenants operating under bankruptcy protection, (B) to mark any above-market Leases to market Rent, (C) to include the annualized base rent for executed leases with tenants in occupancy which are open for business and actually paying rent for at least three months, and (D) to reflect any Rent adjustments or cancellation options in any Leases; and provided further, that Net Operating Income shall not include payments to be received in respect of U.S. Obligations purchased in connection with a Defeasance. All adjustments to determine Net Operating Income shall be made in a consistent manner throughout the Term and shall be subject to Lender's approval, in its reasonable discretion after due diligence.

     "Officers' Certificate": a certificate delivered to Lender by Borrower which is signed by a senior executive officer of the Managing Member.

     "Operating Expenses": for any period, all expenditures by or on behalf of Borrower as and to the extent required to be expensed or allowed to be expensed and in fact expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of each Property, including
(i)  Management  Fees (or if  self-
managed,  the actual cost of managing the Property);  Insurance  Premiums;  bank charges; expenses for accounting, advertising, marketing, architectural services, utilities, extermination, cleaning, trash removal, window washing, landscaping and security; and reasonable and necessary legal expenses incurred in connection with the operation of each Property; (ii) Taxes and Other Charges (excluding fines, penalties, interest or Taxes or Other Charges payable by reason of Borrower's failure to pay an imposition timely); (iii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or its Affiliates engaged in the repair, operation or maintenance of each Property; and (iv) the cost of routine interior and exterior maintenance, repairs and minor alterations; provided that Operating Expenses will not include Debt Service, Capital Expenses, non-cash items such as depreciation and amortization or any extraordinary one-time expenditures not considered operating expenses under GAAP.

     "Operating Income": for any period, all regular on-going revenues actually received by Borrower from the operation of each Property during such period, including (i) Rents (including base rents, percentage rents, common area maintenance charges and property tax, insurance and utility recoveries from tenants), (ii) all other amounts received which in accordance with GAAP are required to be or are included in Borrower's annual financial statements as operating income of each Property and (iii) proceeds from business interruption insurance and rental loss insurance; provided, that Operating Income will not include (1) income from non-recurring income sources, (2) advance Rents or other payments, (3) deposits or escrows, (4) any income otherwise includable in Operating Income but paid to a Person other than Borrower, (5) proceeds of Casualty insurance or Condemnation Awards or (6) income from a sale, financing or other capital transaction.

     "Optional Prepayment Date": March 11, 2013.

     "Other Charges": all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining each Property, now or hereafter levied or assessed or imposed against each Property or any part thereof.

     "Payment Date": the 11th day of each calendar month or, if in any month the 11th day is not a Business Day, then the Payment Date for such month shall be the first Business Day thereafter.

     "Permitted Encumbrances": (a) the Liens created by the Loan Documents, (b) all Liens and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes or Other Charges not yet payable or delinquent, and (d) such other title and survey exceptions as Lender approves in writing in Lender's sole discretion.

     "Permitted Investments": any of a list of low-risk, liquid, short term investment alternatives designated from time to time by Lender in its sole discretion (which may be based, among other things, on standards applied by the Rating Agencies).

     "Permitted Transfers": (i) a Lease (or an amendment, extension, modification, waiver or renewal thereof) entered into in accordance with the Loan Documents, (ii) a Special Transfer, (iii) a Transfer of a membership interest in Borrower by a member other than the Managing Member, a direct or indirect interest in a member of Borrower or stock in the Managing Member if either (A) such Transfer would not cause the transferee to acquire Control of Borrower or the Managing Member or to increase its direct or indirect interest in Borrower or its stock in the Managing Member to an amount which equals or exceeds 49%, or (B) Borrower shall have delivered (or caused to be delivered)
(1) to Lender, written confirmation from the applicable Rating Agencies that such Transfer will not cause a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such Transfer for the Securities then outstanding and (2) to Lender and the applicable Rating Agencies, a substantive non-consolidation opinion with respect to Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies or (iv) notwithstanding anything to the contrary contained in clause (iii) above, a transfer of stock in FAC Realty Trust, Inc. to (x) Prometheus Southeast Retail LLC, an Affiliate of Lazard Freres Real Estate Investors, LLC ("Lazard"), (y) Lazard or (z) any other Affiliate of Lazard.

     "Person": any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Pooling and Servicing Agreement": the Servicing Agreement entered into with the Servicer in connection with any Securitization.

     "Properties": collectively, the parcels of real property and improvements thereon owned by Borrower (and shall also mean Borrower's leasehold interest therein in the case of the Leased Property) and encumbered by the Mortgages (including any Substitute Property), together with all rights pertaining to each such property and improvements, as more particularly described in the Granting Clauses of the Mortgages and referred to therein as the "Mortgaged Property". A List of the Properties (other than the Substitute Property(ies)) is set forth in
Schedule 1.

     "Rating Agency": each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency which has been approved by Lender.

     "Related Person": with respect to any specified Person, any other Person that is an Affiliate of the specified Person or any limited partner of the specified Person (if such Person is a limited partnership) or any shareholder of the specified Person (if such Person is a corporation).

     "Release": any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments, each in recordable form and otherwise in form reasonably satisfactory to Borrower, but without any representation or warranty of Lender necessary to release any Property (or portion thereof) from the Lien of all applicable Loan Documents

     "Release Amount": (i) for each of the Special Release Properties, the product of the Allocated Loan Amount for such Property and one hundred fifteen percent (115%), (ii) for the Property located in Smithfield, North Carolina, the product of the Allocated Loan Amount for such Property and one thirty five percent (135%), (iii) for each other Property, the product of the Allocated Loan Amount for such Property and one hundred twenty-five percent (125%) and (iv) notwithstanding the foregoing, with respect to any mandatory prepayment made pursuant to Section 2.3.2, the Allocated Loan Amount for the applicable Property.

     "Release  Date":  the  earlier of (i) three years after the date hereof and
(b) two years from the "start-up day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust.

     "REMIC": a "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Trust": a REMIC that holds the Note.

     "Revised Interest Rate": the per annum rate of interest that is the greater of (i) the Interest Rate plus 5% and (ii) the Treasury Rate on the Optional Prepayment Date plus 6.85%.

     "Servicer": the entity appointed by Lender to service the Loan or its successor in interest, or if any successor servicer is appointed pursuant to the Pooling and Servicing Agreement, such successor servicer.

     "Special Release Properties": the Properties located in (i) Nebraska City, Nebraska, (ii) Lebanon, Missouri, (iii) Graceville, Florida, (iv) Story City, Iowa and (v) Sulphur Springs, Texas.

     "Special Transfer": the sale or transfer of the Properties after a Securitization by the original Borrower and the assumption in writing by the purchaser of all of the obligations of Borrower under the Loan Documents;
provided Lender shall have received evidence in writing from the applicable Rating Agencies to the effect that such a sale or transfer and assumption will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such sale for the Securities then outstanding.

     "State": any state in which a Property is located.

     "Stated Maturity Date": March 11, 2028.

     "Taxes": all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against all or part of each Property.

     "Term": the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

     "Title Insurance Policy": a mortgagee title insurance policy, in form acceptable to Lender, issued with respect to each Property and insuring the lien of each Mortgage.

     "Transfer": any sale, conveyance, transfer, Lease (including any amendment, extension, modification, waiver or renewal thereof), assignment, mortgage, pledge, grant of a security interest or hypothecation, whether by law or otherwise, of or in (i) all or part of any Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in Borrower, or (iii) any stock in the Managing Member.

     "Treasury Rate": as of the Optional Prepayment Date, the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Optional Prepayment Date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the remaining term of the Note as of the Optional Prepayment Date.

     "UCC": the Uniform Commercial Code as in effect in the applicable State.

     "U.S. Obligation": direct non-callable obligations of the United States of America.

     "Yield Maintenance Premium": the amount (if any) which, when added to the unpaid Principal or the principal amount of the Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

     I.2 Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

     "Accrued Interest" - 2.2.2
     "Annual Budget" - 5.9.5
     "Award" - 7.3.2
     "Capital Budget" - 5.9.5
     "Capital Reserve Fund" - 3.4.1
     "Casualty" - 7.2.1
     "Casualty/Condemnation Prepayment" - 2.3.2
     "Clearing Accounts" - 3.1
     "Clearing Banks" - 3.1

     "Condemnation" - 7.3.1
     "Defeasance" - 2.3.3
     "Defeasance Date" - 2.3.3
     "Defeased Note" - 2.3.3
     "Disclosure Document" - 9.1.2
     "Environmental Laws" - 4.1.32
     "Equipment" - Mortgage
     "Event of Default" - 8.1
     "Exchange Act" - 9.1.2
     "Funds" - 3.8
     "Hazardous Substances" - 4.1.32
     "Improvements" - Mortgage
     "Insurance Premiums" - 7.1.2
     "Insured Casualty" - 7.2.2
     "Leases" - Mortgage
     "Lender's Consultant" - 5.10.1
     "Liabilities" - 9.1.3
     "Licenses" - 4.1.22
     "Loan" - 2.1
     "Lockbox Event" - 3.1
     "Lockbox Termination" - 3.1
     "Monthly Debt Service Payment Amount"- 2.2.1
     "Nomura" - 9.1.2
     "Nomura Group" - 9.1.2
     "Operating Budget" - 5.9.5
     "Policies" - 7.1.2
     "Premium" - 2.1
     "Principal" - 2.1
     "Proceeds" - 7.2.2
     "Provided Information" - 9.1
     "Registration Statement" - 9.1.3
     "Remedial Work" - 5.10.2
     "Rents" - Mortgage
     "Required Records" - 5.9.6
     "Required Repair Fund" - 3.2.1
     "Required Repairs" - 3.2.1
     "Restoration" - 7.4.1
     "Rollover Reserve Fund" - 3.5.1
     "Scheduled Defeasance Payments" - 2.3.3
     "Securities" - 9.1
     "Securities Act" - 9.1.2
     "Securitization" - 9.1
     "Security Agreement" - 2.3.3
     "Special Purpose Bankruptcy Remote Entity" - 5.15
     "Subaccounts" - 3.1

     "Substitute Property" - 2.4.4
     "Successor Borrower" - 2.3.3
     "Tax and Insurance Escrow Fund" - 3.3
     "Undefeased Note" - 2.3.3
     "Underwriter Group" - 9.1.2

     I.3  Principles  of  Construction.  Unless  otherwise  specified,  (i)  all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

II.  GENERAL

     II.1 The Loan. Lender is making a loan (the "Loan") to Borrower on the date hereof, in the aggregate original principal amount (the "Principal") of $67,174,650, which shall mature on the Stated Maturity Date. To induce Borrower to agree to the Interest Rate, Lender is paying to Borrower on the date hereof an interest rate buy-up premium (the "Premium") in the amount of $7,825,351. Borrower acknowledges receipt of the Loan and the Premium in the aggregate amount of $75,000,000, the proceeds of which are being and shall be used solely to (i) repay and discharge any existing loans relating to the Properties, (ii) fund the Tax and Insurance Escrow Fund and the Required Repair Fund, and (iii) pay approved costs and expenses incurred in connection with the Loan. No amount repaid in respect of the Loan may be reborrowed.

     II.2 Interest; Monthly Payments.

     II.2.1 Generally. (a) From the date hereof to but not including the Optional Prepayment Date, Borrower shall pay interest on the unpaid Principal at the Interest Rate. From and after the Optional Prepayment Date, interest on the unpaid Principal shall accrue at the Revised Interest Rate and be payable as provided in Sections 2.2.2 and 2.2.3(b).

     (b) On April 11, 1998 and each Payment Date thereafter through and including the Maturity Date, the Principal and interest thereon at the Interest Rate shall be payable in equal monthly installments of $545,342.88 (the "Monthly Debt Service Payment Amount"); which is based on the Interest Rate and a 360-month amortization schedule. The Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued from the 11th day of the month preceding the Payment Date through the 10th day of the month in which the Payment Date occurs, notwithstanding that the Payment Date may not have been the 11th day of such month because the 11th day of such month is not a Business Day. The remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the unpaid Principal.

     II.2.2 Accrued Interest. From and after the Optional Prepayment Date, all interest accruing in respect of the unpaid Principal in excess of the Interest Rate ("Accrued Interest") shall, to the extent not paid, be deferred, be added to the Debt each month and, to the extent permitted by applicable law, accrue interest at the Revised Interest Rate, compounded monthly. All Accrued Interest shall be due and payable on the Maturity Date.

     II.2.3 Property Cash Flow Allocation. (a) Commencing on April 11, 1998 and continuing on each Payment Date thereafter through and including the Optional Prepayment Date, except during the continuance of an Event of Default, any Rents received by Borrower (and, after a Lockbox Event, Rents deposited into the Deposit Account) during the immediately preceding Interest Period shall be applied as follows in the following order of priority: (i) First, to make required payments to the Tax and Insurance Escrow Fund; (ii) Second, to Lender to pay the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate); (iii) Third, to make required payments to the Capital Reserve Fund; (iv) Fourth, to make required payments to the Rollover Reserve Fund; (v) Fifth, after a Lockbox Event (unless and until a Lockbox Termination occurs), payments for Approved Operating Expenses; and (vi) Lastly, payments to Borrower of any excess amounts.

     (b) Commencing on the first Payment Date after the Optional Prepayment Date and continuing on each Payment Date thereafter until the entire Debt has been paid in full, except during the continuance of an Event of Default, any Rents deposited into the Deposit Account (or otherwise received by Borrower) during the immediately preceding Interest Period shall be applied by Lender as follows in the following order of priority: (i) First, to make required payments to the Tax and Insurance Escrow Fund; (ii) Second, to Lender to pay the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate);
(iii) Third, to make required payments to the Capital Reserve Fund; (iv) Fourth, to make required payments to the Rollover Reserve Fund; (v) Fifth, payments for Approved Operating Expenses; (vi) Sixth, payments to Lender to prepay the unpaid Principal until paid in full; (vii) Seventh, payments to Lender to be applied against Accrued Interest and interest accrued thereon; and (viii) Lastly, payments to Borrower of any excess amounts.

     (c) The failure of Borrower to make all of the payments required under clauses (i) through (v) of Section 2.2.3(a) or (b) in full on each Payment Date shall constitute a Default under this Agreement. However, the failure of Borrower to prepay any unpaid Principal or to pay any Accrued Interest under clause (vi) or (vii) of Section 2.2.3(b) on a Payment Date as a result of insufficient Rents for such payment shall not constitute a Default hereunder. All Accrued Interest shall nonetheless be due and payable on the Maturity Date.

     (d) During the continuance of an Event of Default, Lender may, in its sole discretion, permit the application of Rents in the order of priority set forth in Section 2.2.3(b) or any other order, and to any portion or portions of the Debt, as Lender shall determine.

     II.2.4 Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Principal shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law. Payment or acceptance of interest at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

     II.3 Loan Repayment and Defeasance.

     II.3.1 Repayment. Borrower shall repay any unpaid Principal in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment. Other than as set forth in Sections 2.3.2 and 2.3.3 below, Borrower shall have no right to prepay all or any portion of the Principal before the third Payment Date immediately preceding the Optional Prepayment Date. From and after the third Payment Date immediately preceding the Optional Prepayment Date, the Principal may be prepaid in whole or in part without penalty or premium.

     II.3.2 Mandatory Prepayments. The Loan is subject to mandatory prepayment, without premium or penalty, in certain instances of Insured Casualty or Condemnation (each a "Casualty/Condemnation Prepayment"), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment shall be made on a Payment Date and include all accrued and unpaid interest on the Principal prepaid up to but not including such Payment Date or, if not paid on a Payment Date, include interest that would have accrued on the Principal prepaid to but not including the next Payment Date.

     II.3.3 Voluntary Defeasance of the Note. (a) Subject to the terms and conditions set forth in this Section 2.3.3, Borrower may defease all or any portion of the Principal (hereinafter, a "Defeasance"); provided, that no such Defeasance may occur prior to the Release Date or from and after the Optional
Prepayment Date. Each Defeasance shall be subject, in each case, to the satisfaction of the following conditions precedent:

          (i) Borrower shall provide not less than 30 days prior notice to Lender specifying a Payment Date (the "Defeasance Date") on which the Defeasance is to occur. Such notice shall indicate the Principal to be defeased.

          (ii) Borrower shall pay to Lender (A) all accrued and unpaid interest on the unpaid Principal to but not including the Defeasance Date, (B) all other sums, not including scheduled interest or Principal payments, then due under the Loan Documents, (C) the required Defeasance Deposit for such Defeasance, and (D) all reasonable costs and expenses of Lender incurred in the Defeasance, including any costs and expenses associated with a release of Lien as provided in Section 2.4 and reasonable attorney's fees and expenses. If for any reason the Defeasance Date is not a Payment Date, Borrower shall also pay interest that would have accrued on the Note to but not including the next Payment Date.

          (iii) No Event of Default shall exist.

          (iv) If only a portion of the unpaid Principal is the subject of the Defeasance, Borrower shall execute and deliver all necessary documents to amend and restate the Note and issue two substitute notes: one having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other having a principal balance equal to the undefeased portion of the original Note (the "Undefeased Note") and the original Note shall be returned to Borrower. The Defeased Note and Undefeased Note shall have terms identical to the terms of the Note, except for the principal balance, the Monthly Debt Service Payment Amount (which amount will be prorated with the relative principal amounts) and the collateral referred to in such notes. A Defeased Note cannot be the subject of any further Defeasance.

          (v) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this Section 2.3.3 (the "Security Agreement").

          (vi) Borrower shall deliver (A) an opinion of counsel for Borrower in form satisfactory to Lender in its sole discretion stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and
     (2) such U.S.  Obligations  have been validly  assigned to the REMIC Trust,
     (B) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies, (C) an Officer's Certificate certifying that the requirements set forth in this Section 2.3.3(a) have been satisfied, (D) a certificate from an independent certified public accountant certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Agreement, and (E) such other certificates, documents or instruments as Lender may reasonably request.

          (vii) Lender shall receive evidence in writing from the applicable Rating Agencies to the effect that such Defeasance will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such Defeasance for the Securities then outstanding.

     (b) In connection with each Defeasance, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations (which purchases, if made by Lender, shall be made by Lender on an arms-length basis at then prevailing market rates) which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date through and including the Optional Prepayment Date, for the entire unpaid Principal in the case of a Defeasance, or for the principal amount of the Defeased Note, in the case of a Defeasance for only a portion of the unpaid Principal (including, on the Optional Prepayment Date, the unpaid Principal of either the Note or the Defeased Note), and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable (the "Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Obligations be made directly to

Lender and applied to satisfy the obligations of Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.3.3(b) and satisfy Borrower's obligations under Section 2.3 shall be remitted to Borrower. Any amounts received in respect of the U.S. Obligations in excess of the amounts necessary to make monthly payments pursuant to Section 2.2 shall be retained by Lender until payment in full of the Debt, at which time, the same shall be remitted to Borrower. Semi-annual payments in respect of U.S. Obligations shall be applied to payments under the Note or the Defeased Note, as applicable, as the same become due thereunder.

     (c) If requested by Borrower in connection  with any Defeasance  under this
Section 2.3.3, NACC shall establish or designate a successor entity (the "Successor Borrower") and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations, to such Successor Borrower. The obligation of NACC to establish or designate a Successor Borrower shall be retained by NACC notwithstanding the sale or transfer of this Agreement unless such obligation is specifically assumed by the transferee. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement, and Borrower shall be relieved of its obligations thereunder. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note in accordance with this Section 2.3.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith.

     II.4 Release of Property. Except as set forth in this Section 2.4, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of a Mortgage on any Property.

     II.4.1 Release on Defeasance. If Borrower has elected to defease the Note in its entirety, and the requirements of Section 2.3.3 have been satisfied, the Properties shall be released from the Liens of the Mortgages, and the U.S. Obligations pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Debt. In connection with such release, Borrower shall submit to Lender, not less than 20 days prior to the Defeasance Date, a form of release for execution by Lender appropriate in the applicable State and satisfactory to Lender in its sole discretion, and all other documentation Lender reasonably requires to be delivered by Borrower, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.

     II.4.2 Release of Individual Properties. Borrower on one or more occasions may obtain (i) the release of an individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to such Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

     (a) Either, (i) in connection with a Defeasance of the Note under Section 2.3.3, (x) the principal balance of the Defeased Note shall equal or exceed the Release Amount and (y) the requirements of Section 2.3.3 shall have been satisfied or (ii) in connection with a substitution of Properties under Section 2.4.4, (x) the Debt Service Coverage Ratio and the Net Operating Income (for the immediately preceding 12-month period) for the Substitute Property(ies) replacing the individual Property(ies) to be released shall equal or exceed 115% of the Debt Service Coverage Ratio and Net Operating Income (for the immediately preceding 12-month period) of such individual Property(ies) as of the date hereof and as of the date immediately preceding the substitution and (y) the requirements of Section 2.4.4 shall have been satisfied. For purposes of this
Section 2.4.2(a), the determination of the Debt Service Coverage Ratio for an individual Property shall be calculated on the basis of the Principal attributable thereto, prorated in the same proportion that its Allocated Loan Amount bears to the aggregate original principal balance of the Loan.

     (b) Borrower shall submit to Lender, not less than twenty (20) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Property (for execution by Lender) in a form appropriate in the jurisdiction in which such Property is located and satisfactory to Lender in its reasonable discretion, and all other documentation Lender requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

     (c) With respect to any release of an individual Property, after giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgage shall be equal to the greater of (i) the Debt Service Coverage Ratio on the date hereof and (ii) the Debt Service Coverage Ratio on the date of the release of such Property.

     (d) Upon the release of an individual Property, any amounts previously deposited by Borrower into any Fund with respect to such released Property shall be returned to Borrower.

     II.4.3 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release the Liens of the Mortgages if not theretofore released.

     II.4.4 Substitution of Properties. (a) Subject to the terms and conditions set forth in Section 2.4.2 and this Section 2.4.4, Borrower may obtain a release of Lender's Lien against one or more individual Properties by substituting therefor other property(ies) (a "Substitute Property"), provided that such substitution of Properties shall not be allowed more than once per year during the Term. Any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent:

          (i) Lender shall have received any due diligence materials reasonably requested by Lender with respect to the Substitute Property(ies) and the same are satisfactory to Lender in all respects.

          (ii) The Substitute  Property(ies)  are  satisfactory to Lender in all
     respects  in  Lender's  sole  discretion   (after  Lender's  due  diligence
     investigation).

          (iii)  After  giving  effect to the  substitution,  the  overall  Debt
     Service  Coverage  Ratio  for the Loan is not less  than the  overall  Debt
     Service Coverage Ratio for the Loan as of the date hereof and as of the date immediately preceding the substitution.

          (iv) Lender shall have received evidence in writing from the applicable Rating Agencies to the effect that such substitution will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such substitution for the Securities issued in connection with the Securitization which are then outstanding.

          (v) If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies.

          (vi) No Event of Default shall exist.

          (vii) Lender shall have received from Borrower fully executed and acknowledged counterparts of Mortgages, the Assignment of Leases and the Assignments of Agreements relating to each of the Substitute Properties and evidence that counterparts of the Mortgages and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon such Substitute Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

          (viii) Lender shall have received with respect to each Substitute Property (A) a Title Insurance Policy and evidence that all premiums in respect of such Title Insurance Policy has been paid, (B) an "ALTA Survey" satisfactory to Lender, (C) valid certificates of insurance for the policies of insurance required hereunder and evidence of the payment of all premiums payable for the existing policy period which period shall not be less than one month in advance, (D) an environmental report reasonably satisfactory to Lender indicating that there are no hazardous materials present at the Substitute Property and no environmental condition affecting the Substitute Property requiring remediation, (E) an engineering report reasonably satisfactory to Lender, (F) an appraisal reasonably satisfactory to Lender, and (G) one of the following, in form and substance reasonably satisfactory to Lender: (i) letters or other evidence from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy, or (iii) a zoning opinion letter.

          (ix) Borrower shall deliver an opinion of counsel for Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies stating, among other things, that the substitution does not violate the rules applicable to a REMIC.

          (x) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.4.4 and Section 2.4.2 have been satisfied.

          (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request.

          (xii) Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the substitution.

     (b) Notwithstanding anything to the contrary contained in this Section 2.4.4, upon the substantial completion of the proposed expansion of the Property located in Smithfield, North Carolina, subject to the satisfaction of the conditions contained above, Borrower may obtain a release of Lender's Lien against any two of the Special Release Properties, and the completed expansion of the Property located in Smithfield, North Carolina shall be deemed the Substitute Property for such released Property(ies) for all purposes contained herein.

     II.5 Payments and Computations.

     II.5.1 Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter.

     II.5.2 Computations. Interest payable hereunder or under the Note shall be computed on the basis of the actual number of days elapsed and a 360-day year.

     II.5.3 Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

     II.6 Structuring Fee. On the date hereof, Borrower shall pay to Lender a structuring fee of $187,500.

     II.7 Special Prepayment Compensation. If the Loan is prepaid in whole or in part prior to the Optional Prepayment Date in circumstances where, pursuant to the applicable provisions of the Loan Documents (such as, for example, Section
7.4.2 in certain events), no Yield Maintenance Premium is due (i.e., without a Defeasance pursuant to Section 2.3.3), then Borrower shall nevertheless pay to Lender (in addition to the prepaid Principal and accrued interest), as a refund of the unearned portion of the Premium, an amount (a "Premium Refund") equal to the Relevant Percentage of (i) the Hypothetical Principal minus (ii) the unpaid Principal (before accounting for such prepayment). For purposes of the foregoing, (x) the "Relevant Percentage" shall mean the percentage of the unpaid Principal that is being so prepaid, and (y) the "Hypothetical Principal" shall mean the principal balance of the Loan that would be outstanding on the date of such prepayment immediately prior to such prepayment (after taking into account the amount and timing of all payments actually made by Borrower on account of the Loan prior to such date, including any partial prepayments of Principal and Premium Refunds actually made by Borrower prior to such date) if the original Principal had been $75,000,000 (rather than $67,174,650), the Interest Rate had been 7.73% (rather than 9.10%), the constant monthly payment due and payable on each Payment Date was an amount that would fully amortize the Loan over 338 such monthly payments (rather than 360), and all other terms of the Loan were otherwise the same as set forth in the Loan Documents.

III.     CASH MANAGEMENT; ESCROWS AND RESERVES

     III.1 Cash Management Arrangements. All Rents shall be transmitted directly by tenants of each Property into one or more accounts (the "Clearing Accounts") maintained by Borrower but controlled by Lender at one or more local banks selected by Borrower (the "Clearing Banks"). All Rents received by Borrower or Manager shall be deposited into a Clearing Account within two Business Days of receipt. Funds deposited into the Clearing Accounts shall be swept by the Clearing Banks on a daily basis into Borrower's operating account at a Clearing Bank, unless a Lockbox Event shall have occurred; in which event, until a Lockbox Termination, such funds shall be swept by the Clearing Banks on a daily basis into an account at the Deposit Bank controlled by Lender (a "Deposit Account") and applied and disbursed in accordance with this Agreement and, pending such application and disbursement, will be invested in Permitted Investments selected by Borrower, with any earnings thereon accruing for the benefit of Borrower. Within 15 days after Lender's request following a Lockbox Event, Borrower shall enter into one or more deposit account agreements among Borrower, Lender and the Deposit Bank, in Lender's then current form, providing for the receipt and disbursement of Rents by the Deposit Bank in accordance herewith. The Deposit Account and all subaccounts thereof shall at all times be Eligible Accounts (such subaccounts, and any other accounts or subaccounts at the Deposit Bank, other than the Deposit Account, are referred to herein as "Subaccounts"). A "Lockbox Event" shall mean (i) either (A) the occurrence of the Optional Prepayment Date or (B) the occurrence of either (x) an Event of Default, or (y) the failure of the Properties to maintain a Debt Service Coverage Ratio of at least 1.15, which shall be measured quarterly, and (ii) the giving by Lender to the Clearing Banks of notice of such occurrence. "Lockbox Termination" shall mean the giving by Lender to the Clearing Banks of notice that such sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Optional Prepayment Date shall not yet have occurred and (2) for one year after a Lockbox Event of the type described in the foregoing clause
(x), no Event of Default shall occur and, as of the end of such one-year period, the Debt Service Coverage Ratio is at least equal to 1.15.

     III.2 Required Repairs; Required Repair Funds.

     III.2.1 Required Repairs: Deposits. Borrower shall perform and complete each item of the repairs at the Properties described on Schedule 4 (the
"Required  Repairs")  on or  before  the  deadline  for such  item set  forth on
Schedule 4. On the date hereof, Borrower shall deposit with Lender the amount set forth on Schedule 4 (the "Required Repair Fund").

     III.2.2 Release of Required Repair Funds. Lender shall disburse amounts out of the Required Repair Fund to Borrower within 30 days after the delivery by Borrower to Lender of a request therefor, accompanied by the following items, provided that on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist: (i) an Officer's Certificate (A) certifying that all Required Repairs have been completed in a good and workmanlike manner, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full, (ii) with respect to any Required Repair, the cost of which equals or exceeds $10,000, copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender, (iii) at Lender's option, a title search for the applicable Property indicating that it is free from all Liens not previously approved by Lender, and (iv) such other evidence as Lender shall reasonably request that the Required Repairs at the applicable Property have been completed and paid for.

     III.3 Tax and Insurance Escrow Fund. Borrower shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates, and
(ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies (the amounts paid under the foregoing clauses (i) and (ii), less disbursements thereof pursuant hereto, being called the "Tax and Insurance Escrow Fund"). Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, or to promptly reimburse Borrower for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance satisfactory to Lender; subject, however, to Borrower's right to contest Taxes in accordance with Section 5.2 In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Lender will use all reasonable efforts to make payments on time and before a penally attaches, if adequate funds then exist. Lender will pay any penalties assessed if, due to its negligence, it fails to make payments on time if adequate funds then exist. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts next coming due for Taxes and Insurance Premiums pursuant to Sections 5.2 and 7.1, Lender shall return any excess to Borrower. If at any time Lender determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the Taxes or Insurance Premiums next coming due, Lender shall notify Borrower of such determination (which notice shall be accompanied with reasonable documentation supporting such determination) and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least 30 days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be.

     III.4 Capital Reserve Fund.

     III.4.1 Capital Reserve Fund. Borrower shall pay to Lender on each Payment Date (in addition to other payments required hereunder) an amount equal to one-twelfth of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space in the Property (such payments, less disbursements thereof pursuant hereto, being called the "Capital Reserve Fund"). If the amount of the Capital Reserve Fund shall exceed the amounts due for Approved Capital Expenses pursuant to the terms hereof, Lender shall, in its discretion, return any excess to Borrower or, if future Capital Reserve Fund payments are then required, credit such excess against such future payments.

     III.4.2 Payment of Capital Expenses. From time to time (but not more often than once per month), Lender shall disburse funds held in the Capital Reserve Fund to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor, in increments of at least $1,000 provided (i) no Event of Default shall have occurred and be continuing; (ii) such disbursement is for a Capital Expense (provided that during the continuance of a Lockbox Event, such disbursement shall only be for an Approved Capital Expense); (iii) Lender shall, within such 15 day period, have (if it desires) verified (by an inspection, which during the continuance of an Event of Default or a Lockbox Event, shall be conducted at Borrower's expense) performance of the work associated with such Capital Expense or Approved Capital Expense, as the case may be; and (iv) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (v) the amount of funds to be disbursed, (w) that such funds will be used to pay Capital Expenses or Approved Capital Expenses, as the case may be, and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under Section 6.8) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used to pay the previously identified Capital Expenses or Approved Capital Expenses, as the case may be, and (B) reasonably detailed documentation as to the amount, necessity and purpose therefor.

     III.5 Rollover Reserve Fund.

     III.5.1 Rollover Reserve Fund. Borrower shall pay to Lender on each Payment Date until the Major Lease Rollover Date, the sum of $35,000 (in addition to other payments required hereunder) (such payments, less disbursements thereof pursuant hereto, being called the "Rollover Reserve Fund"). Without limiting Lender's rights hereunder, if any sums in the Rollover Reserve Fund are applied to payment of Approved Leasing Expenses, Borrower shall make deposits into the Rollover Reserve Fund on each Payment Date in an amount from time to time determined by Lender to be the minimum monthly amount necessary to be deposited such that, after taking into account all payments from the Rollover Reserve Fund, the amount on deposit in the Rollover Reserve Fund on the Major Lease Rollover Date shall be not less than $2,000,000. Borrower shall also deposit into the Rollover Reserve Fund all payments received from tenants in connection with the early termination or cancellation of any of the Major Leases. Lender will apply such payments to payment of Approved Leasing Expenses pursuant to the terms hereof. If the amount of the Rollover Reserve Fund shall exceed the amounts due for Approved Leasing Expenses pursuant to the terms hereof, Lender shall return any excess to Borrower. If Lender determines in its reasonable judgment that the amount of the Rollover Reserve Fund will be insufficient to pay the amounts due or to become due for Approved Leasing Expenses, Lender may adjust the monthly amounts required to be deposited into the Rollover Reserve Fund upon 30 days' notice to Borrower. Alternatively, Lender may in its discretion determine that the amount of the Rollover Reserve Fund will exceed the amounts due or to become due for Approved Leasing Expenses, in which case Lender may reduce the monthly amounts to be deposited therein. In determining whether (i) to reduce the monthly amounts to be deposited into the Rollover Reserve Fund or (ii) to return any excess to Borrower, Lender shall take into account any extensions of the originally scheduled expiration dates of the Major Leases. For any Major Lease which is extended beyond the Major Lease Rollover Date applicable thereto, Lender will either return to Borrower that portion of the Rollover Reserve Fund corresponding to such Major Lease or reduce the monthly amount required to be deposited into the Rollover Reserve Fund which corresponds to such Major Lease.

     III.5.2 Payment of Leasing Expenses. From time to time (but not more than once per month) Lender shall disburse funds held in the Rollover Reserve Fund to Borrower, within 10 days after the delivery by Borrower to Lender of a request therefor, in increments of at least $1,000, provided (i) no Event of Default shall have occurred and be continuing; (ii) such disbursement is for an Approved Leasing Expense; (iii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of any construction work associated with such Approved Leasing Expense; and (iv) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (v) the amount of funds to be disbursed, (w) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof,
(x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under
Section 6.8) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor.

     III.5.3 Release of Rollover Reserve Fund. Lender shall return any funds held in the Rollover Reserve Fund to Borrower if (i) FAC Realty Trust, Inc. receives a credit rating by one of the Rating Agencies of "BBB-" or better and
(ii) Lender receives a guaranty of payment, in form and substance satisfactory to Lender, from FAC Properties, L.P. guaranteeing the payment and performance of Borrower's obligations under Section 3.5.1 hereof.

     III.6 Payment of Approved Operating Expenses. From time to time after the occurrence of a Lockbox Event and prior to a Lockbox Termination (but not more than once per month) Lender shall disburse funds held in the Operating Expense Subaccount to Borrower, provided (i) no Event of Default shall have occurred and be continuing; (ii) such disbursement is for an Approved Operating Expense; and
(iii) such disbursement is requested by Borrower in writing, accompanied by (A) an Officer's Certificate certifying (v) the amount of funds to be disbursed, (w) that such funds will be used to pay Approved Operating Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under Section 6.8) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation as to the amount, necessity and purpose therefor. Subject to satisfaction of the preceding conditions, if Lender receives from Borrower a valid request for a disbursement for payment of Approved Operating Expenses for the then Current Month at least five Business Days prior to the Payment Date occurring in such Current Month, then the disbursement in respect of such Approved Operating Expenses shall be made to Borrower on such Payment Date. If Borrower shall fail to validly request a disbursement for payment of Approved Operating Expenses for the then Current Month at least five Business Days prior to the Payment Date in such Current Month, then Lender shall retain in the Operating Expense Subaccount an amount equal to the anticipated Operating Expenses for the then Current Month as set forth in the approved Operating Budget for such month, and Lender shall, subject to satisfaction of the preceding conditions, disburse the same to Borrower five Business Days after Lender receives a valid request therefor. Upon a Lockbox Termination, Lender shall return to Borrower any funds held by it in the Operating Expense Subaccount.

     III.7 Security Deposits. Security deposits under Leases shall not be commingled with any other funds of Borrower, and, if cash, shall be deposited by Borrower at a bank reasonably satisfactory to Lender. After the occurrence of a Lockbox Event, and prior to a Lockbox Termination, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender subject to the terms of the Leases. Upon a Lockbox Termination, Lender shall return to Borrower such security deposits.

     Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described, (ii) if the letter of credit exceeds $150,000, be issued by an institution reasonably satisfactory to Lender, (iii) if permitted pursuant to any Legal

Requirements and if the letter of credit exceeds $150,000, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) and (iv) in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing.

     III.8 Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower's right, title and interest in and to the Required Repair Fund, the Tax and Insurance Escrow Fund, the Capital Reserve Fund and the Rollover Reserve Fund (collectively, the "Funds"). Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Fund, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Fund to the payment of the Debt and/or to the payment of Required Repairs, Taxes, Insurance Premiums, Capital Expenses, Approved Leasing Expenses and/or Operating Expenses, in any order in its sole discretion. No Fund shall constitute a trust fund and may be commingled with other monies held by Lender. Sums in each Fund shall be held by Lender in a Subaccount and invested in Permitted Investments. Earnings or interest, if any, on each Fund shall become part of such Fund and shall be disbursed as provided herein for such Fund. Lender shall not be liable for any loss sustained on the investment of any funds constituting any Fund, except for Lender's gross negligence or wilful misconduct. Amounts disbursed to Borrower under Sections
3.2 through 3.7 shall be used by Borrower solely to pay the expenses for which such disbursement is requested.

IV.  REPRESENTATIONS AND WARRANTIES

     IV.1 Borrower Representations. Borrower represents and warrants as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 with reference to a specific subsection of this Section 4.1:

     IV.1.1 Organization; Special Purpose. Borrower has been duly organized and is validly existing and in good standing, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Borrower is a Special Purpose Bankruptcy Remote Entity, and the sole business of Borrower is the ownership, management and operation of the Properties.

     IV.1.2 Proceedings; Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

     IV.1.3 No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor, to Borrower's knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower's rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's performance thereunder or the recordation of the Mortgages. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

     IV.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower's knowledge, threatened against or affecting Borrower or any Property, which, if determined against Borrower or any such Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of such Property.

     IV.1.5 Agreements. To Borrower's knowledge, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially adversely affect Borrower or any Property, or Borrower's business, properties, operations or condition, financial or otherwise. To Borrower's knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound.

     IV.1.6 Title. Borrower has good and indefeasible title in fee to the real property comprising part of each Property and good and valid leasehold interest in the Leased Property, and good title to the balance of each such Property, free and clear of all Liens except the Permitted Encumbrances. The Mortgages, when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create
(i) a valid, perfected first priority lien on each such Property and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty included in the Property (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To Borrower's knowledge, the Permitted Encumbrances do not materially adversely affect the value or use of any Property, or Borrower's ability to repay the

Loan. There are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

     IV.1.7 Survey. To Borrower's knowledge, the survey for each Property delivered to Lender does not fail to reflect any matter which could materially adversely affect such Property or the title thereto.

     IV.1.8 No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

     IV.1.9 Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which materially adversely affects, or, as far as Borrower can foresee, might materially adversely affect, any Property or the business, operations or condition (financial or otherwise) of Borrower.

     IV.1.10 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

     IV.1.11 Compliance. Borrower and each Property and the use thereof comply in all material respects with all applicable Legal Requirements. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. To Borrower's knowledge, there has not been and shall never be committed by Borrower any act or omission affording any Governmental Authority the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrower's obligations under any Loan Document.

     IV.1.12 Contracts. There are no service, maintenance or repair contracts affecting any Property that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting each Property have been entered into at arms-length in the ordinary course of Borrower's business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

     IV.1.13 Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Property or the operation thereof, except as referred to or reflected in such financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

     IV.1.14 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's knowledge, is contemplated with respect to all or part of any Property or for the relocation of roadways providing access to any Property.

     IV.1.15 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or for any purpose prohibited by Legal Requirements or any Loan Document.

     IV.1.16 Utilities and Public Access. To Borrower's knowledge, each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. To Borrower's knowledge, all public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property. To Borrower's knowledge, all roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

     IV.1.17 Not a Foreign Person. Borrower is not a "foreign person" within the meaning ofss. 1445(f)(3) of the Code.

     IV.1.18 Separate Lots. Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property.

     IV.1.19 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.

     IV.1.20 Enforceability. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, claims of set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

     IV.1.21 Insurance. Borrower has obtained and has delivered to Lender insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.

     IV.1.22 Use of Property; Licenses. Each Property is used exclusively as a shopping center, other than the Property located in Cary, North Carolina, which has an appurtenant office use, and other appurtenant and related uses. To Borrower's knowledge, all certifications, permits, licenses and approvals, including certificates of completion and occupancy permits and any applicable liquor licenses required for the legal use, occupancy and operation of each Property (collectively, the "Licenses"), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property.

     IV.1.23 Flood Zone. None of the Improvements on any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

     IV.1.24 Physical Condition. To Borrower's knowledge, each Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to any Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in any Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.

     IV.1.25 Encroachments. To Borrower's knowledge, all of the improvements included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvement on an adjoining property encroaches upon any Property, and no easement or other encumbrance upon any Property encroaches upon any of the Improvements, so as to materially affect the value or marketability of any Property, except those insured against by a Title Insurance Policy.

     IV.1.26 Leases. Attached hereto as Schedule 3 is a true, correct and complete rent roll for each Property (the "Rent Roll"), which includes all Leases affecting each Property. Except as set forth in Schedule 3: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases, and, to Borrower's knowledge, there are no material offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and, to Borrower's knowledge, there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under the Leases which remains outstanding, and to Borrower's knowledge, (a) there are no defaults on the part of the landlord under any Lease, and (b) no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower's knowledge, there is no present material default by the tenant under any Lease; and (vii) Borrower does not hold any security deposits under the Leases. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants or subtenants thereunder.

     IV.1.27 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.

     IV.1.28 Investment Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     IV.1.29 Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

     IV.1.30 Ownership of Borrower. The sole managing member of Borrower is the Managing Member. FAC Realty Trust, Inc. is the owner of all of the issued and outstanding capital stock of the Managing Member, all of which capital stock has been validly issued and fully paid and is nonassessable. The only other member of Borrower is FAC

Properties, L.P. The stock of the Managing Member and the membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.

     IV.1.31 Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

     IV.1.32 Hazardous Substances. To the best of Borrower's knowledge and except as disclosed to Lender in reports furnished to Lender, (i) no Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws (collectively, "Environmental Laws"); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic, dangerous and/or regulated substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including asbestos, asbestos containing materials, petroleum, tremolite, anthlophylite, actinolite, polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "Hazardous Substances"); (iii) no Hazardous Substances are or have been (including the period prior to Borrower's acquisition of a Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (iv) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; and (v) no underground storage tanks exist on any Property.

     IV.1.33 Ground Lease. The Ground Lease is in full force and effect and has not been modified or amended. There are no defaults under the Ground Lease and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under the Ground Lease. All rents, additional rents and other sums due and payable under the Ground Lease have been paid in full. Neither Borrower nor the landlord under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease.

     IV.1.34 Out-Parcels. None of the Eligible Out-Parcels (which has not been released pursuant to Section 6.7) generates any revenue or income.

     IV.2 Survival of Representations. All of the representations and warranties in Section 4.1 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.   AFFIRMATIVE COVENANTS

     Until the earlier to occur of the end of the Term or the Defeasance of the entire unpaid Principal, Borrower hereby covenants and agrees with Lender that:

     V.1 Existence. Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of each Property.

     V.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than 15 days before they would be delinquent if not paid (provided, however, that Borrower need not furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against any Property, and shall promptly pay for all utility services provided to any Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the collection of the Taxes or Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in such Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

     V.3 Repairs; Maintenance and Compliance. Borrower shall cause each Property to be maintained in good condition and repair and shall not remove, demolish or materially alter the Improvements or Equipment (except for normal replacement of the Equipment) without the prior written consent of Lender; provided, however, that Lender's consent shall not be unreasonably withheld if in Lender's reasonable judgment any such alteration (or erection of new buildings, structures or building additions) will not materially interfere with the operation of the applicable Property or diminish the overall value thereof. Borrower shall promptly comply with all Legal Requirements and cure properly any violation of a Legal Requirement within 30 days after Borrower receives notice of such violation. Borrower shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

     V.4 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Property.

     V.5 Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or recorded instrument affecting or pertaining to each Property.

     V.6 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

     V.7 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

     V.8 Further Assurances. Borrower shall, at Borrower's sole cost and expense, (i) furnish to Lender all instruments, documents, boundary surveys, "as-built" surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested by Lender; (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt, as Lender may reasonably require; and (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time.

     V.9 Financial Reporting.

     V.9.1 Bookkeeping. Borrower shall keep on a Fiscal Year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, equipment or furnishings provided in connection with the operation of each Property, whether such income or expense is realized by Borrower or by any other Person, except lessees under Leases who are not Affiliates of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine Borrower's accounting records, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

     V.9.2 Annual Reports. Borrower shall furnish to Lender annually, (i) within 45 days after each Fiscal Year, unaudited financial statements of Borrower, and
(ii) within 90 days after each Fiscal Year, a complete copy of Borrower's annual financial statements audited by a nationally recognized accounting firm or another independent certified public accountant reasonably acceptable to Lender, in accordance with GAAP, and containing balance sheets and statements of profit and loss for Borrower and the Properties in such detail as Lender may request. Each such statement (x) shall set forth the financial condition and the income and expenses for the Properties for the immediately preceding calendar year, including statements of annual Net Operating Income, and (y) shall be accompanied by an Officer's Certificate certifying (1) that such statement presents fairly the financial condition of the Properties and has been prepared in accordance with GAAP and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

     V.9.3 Monthly Reports. Borrower shall furnish to Lender within 20 days after the end of each calendar month the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties in accordance with GAAP (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Properties during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for each such month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Properties, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a calculation reflecting the annual Debt Service Coverage Ratio as of the last day of such calendar month; (vi) a statement that Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; and (vii) occupancy rates, rent rolls (substantially in the form attached hereto as Schedule 7) and a delinquency report for the Property.

     V.9.4 Other Reports. Borrower shall furnish to Lender, within ten Business Days after request, such further detailed information with respect to the operation of any of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender or any applicable Rating Agency.

     V.9.5 Annual Budget. Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender (i) prior to the occurrence of a Lockbox Event, by December 31 of each year during the Term, a proposed pro forma budget for the Property for the succeeding Fiscal Year (the "Annual Budget"), and, promptly after preparation thereof, any revisions to such Annual Budget and
(ii) within 30 days after the occurrence of a Lockbox Event and thereafter by November 30 of each year during the Term (until a Lockbox Termination occurs), for approval by Lender, which approval shall not be unreasonably withheld or delayed, the Annual Budget, and, promptly after preparation thereof, any revisions to such Annual Budget. Lender's failure to approve or disapprove any Annual Budget (where Lender's approval thereof is required) within 30 days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof. The Annual Budget shall consist of (i) an operating expense budget (the "Operating Budget") showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower's anticipated Operating Income and Operating Expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase reserves, and (ii) a Capital Expense budget (the "Capital Budget") showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses. The approved Annual Budget for the period commencing on the date hereof and ending on December 31, 1998 has been submitted to and approved by Lender.

     V.9.6 Breach. If, prior to a Securitization, Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 5.9 within 30 days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender's option and in its sole discretion, an amount equal to $5,000 for each Required Record that is not delivered; provided Lender has given Borrower at least 15 days prior notice of such failure.

     V.10 Environmental Matters.

     V.10.1 Hazardous Substances. So long as Borrower owns or is in possession of the Properties, Borrower (i) shall keep the Properties free from Hazardous Substances and in compliance in all material respects with all Environmental Laws, (ii) shall promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near any Property, (B) any Property is in direct or indirect violation of any Environmental Laws or (C) any condition on or near any Property shall pose a threat to the health, safety or welfare of humans, (iii) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Lender ("Lender's Consultant")), promptly after Borrower becomes aware of same, at Borrower's sole expense and (iv) shall comply with all of the recommendations contained in the environmental report delivered to Lender in connection with the origination of the Loan. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

     V.10.2 Environmental Monitoring. Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened by any third party against Borrower or any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith. Upon an Event of Default or if Lender has reason to suspect the presence of Hazardous Substances on, in or near any
Property, upon Lender's request, Borrower shall provide an inspection or audit of any Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender indicating the presence or absence of Hazardous Substances on, in or near such Property. The cost and expense of such audit or inspection shall be paid by Borrower not more frequently than once every five calendar years after the occurrence of a Securitization, unless Lender, in its good faith judgment, determines that reasonable cause exists for the performance of an environmental inspection or audit of such Property, in which case such inspections or audits shall be at Borrower's sole expense. If Borrower fails to provide any such inspection or audit within 45 days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to each Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter at the Default Rate until paid. If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law ("Remedial Work"), Borrower shall commence all such Remedial Work within 30 days after written demand by Lender for performance thereof (or such shorter period of time as may be required under applicable law). Thereafter, Borrower shall diligently prosecute to completion all such Remedial Work. All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. Borrower will not install or permit to be installed on any Property any underground storage tank.

     V.11 Title to the Properties. Borrower will warrant and defend the title to each Property, and the validity and priority of the Liens of the Mortgages, subject only to Permitted Encumbrances, against the claims of all Persons.

     V.12 Estoppel Statement. After request by Lender, Borrower shall within fifteen days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification. After request by Lender (but no more frequently than once in any year), Borrower shall furnish to Lender (x) within ten days, a certificate reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within 30 days, tenant estoppel certificates from each tenant at each Property in form and substance reasonably satisfactory to Lender.

     V.13 Principal Place of Business. Borrower shall not change its principal place of business without first giving Lender 30 days' prior notice.

     V.14 Property Management.

     V.14.1 Management Agreement. Subject to Section 5.14.2, Borrower shall (i) cause each Property to be operated pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

     V.14.2 Termination of Manager. If an Event of Default shall be continuing, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager (or insert a manager, if the Properties are then self-managed) with a manager approved by Lender on terms and conditions satisfactory to Lender.

     V.15 Special Purpose Bankruptcy Remote Entity. Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" means a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter (i) was and is organized solely for the purpose of (A) owning the Properties or (B) acting as a general partner of the limited partnership that owns the Properties or member of the limited liability company that owns the Properties, (ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Properties, (B) acting as general partner of the limited partnership that owns the Properties or (C) acting as a member of the limited liability company that owns the Properties, as applicable, (iii) has not had and will not have any assets other than those related to the Properties or its partnership or member interest in the limited partnership or limited liability company that owns the Properties, as applicable, (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), (v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations, (vi) if such entity is a corporation, has at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless an Independent Director shall have participated in such vote,
(vii) if such entity is a limited liability company, has at least one member that is a Special Purpose Bankruptcy Remote Entity that is a corporation and such corporation is the managing member of such limited liability company,
(viii) if such entity is a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity may dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate any Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding, (ix) without the unanimous consent of all of its partners, directors or members, as applicable, shall not (A) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (B) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, (C) engage in any other business activity, or amend its organizational documents,
(x) is and will remain solvent and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiv) will not commingle its funds or assets with those of any other Person, (xv) will hold its assets in its own name, (xvi) will conduct its business in its name, (xvii) will maintain its financial statements, accounting records and other entity documents separate from any other Person, (xviii) will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets, (xix) will observe all partnership, corporate or limited liability company formalities, as applicable, (xx) has maintained and will maintain an arm's-length relationship with its Affiliates, (xxi) has no indebtedness other than the Loan and liabilities in the ordinary course of business relating to the ownership and operation of the Properties; (xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan and the liabilities permitted pursuant to this Agreement, (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders, (xxiv) has allocated and will allocate fairly and reasonably any overhead for shared office space and uses separate stationery, invoices and checks, (xxv) except in connection with the Loan has not pledged and will not pledge its assets for the benefit of any other Person, (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, (xxviii) has not made and will not make loans to any Person, (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, (xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party, (xxxi) has no obligation to indemnify its partners, officers, directors or members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation, and (xxxii) if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions.

     V.16 Assumptions in Non-Consolidation Opinion. Borrower and the Managing Member shall conduct their business so that the assumptions made as to themselves in that certain substantive non-consolidation opinion letter dated as of the date hereof, delivered by Borrower's counsel in connection with the Loan, shall be true and correct in all respects.

     V.17 Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Properties, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Properties or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.17 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Properties by foreclosure or a conveyance in lieu of foreclosure.

     V.18 Indemnity. Borrower shall indemnify and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender (collectively, the "Indemnified Liabilities") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgages, the Properties or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance;
(x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws, which is based upon or in any way related to such Hazardous Substance, including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof under any Legal Requirement, or any liability asserted against Lender with respect thereto (unless such broker, finder or similar person was engaged by Lender pursuant to its rights under the Loan Documents); and (xiv) the claims of any lessee of any portion of any Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender. Any amounts payable to Lender by reason of the application of this paragraph shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 5.18 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Properties by foreclosure or a conveyance in lieu of foreclosure.

VI.  NEGATIVE COVENANTS

     Until the earlier to occur of the end of the Term or the Defeasance of the entire unpaid Principal, Borrower covenants and agrees with Lender that it will not, directly or indirectly:

     VI.1 Management Agreement. Without Lender's prior consent: (i) surrender, terminate or cancel the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.14.2);
(ii) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of Borrower; (iii) reduce or consent to the reduction of the term of the Management Agreement; (iv) increase or consent to the increase of the amount of any charges under the Management Agreement; or (v) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (vi) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement);

     VI.2 Liens. Without Lender's prior consent, create, incur, assume, permit or suffer to exist any mechanic's, materialmen's or other Lien on any portion of any Property or legal or beneficial ownership interest in Borrower, except Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien;

     VI.3 Dissolution. Dissolve, terminate, liquidate, merge with or consolidate into another Person;

     VI.4 Change In Business. Enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business;

     VI.5 Debt Cancellation. Cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business in its reasonable judgment;

     VI.6 Assets. Purchase or own any property other than the Properties;

     VI.7 Transfers. Make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Notwithstanding the foregoing, Borrower shall have the right, from time to time, to convey, free and clear of the Lien of the Loan Documents, without payment of a Release Amount, one or more of the Eligible Out-Parcels, in a bona-fide, arms-length sale or ground lease of such Eligible Out-Parcel(s) to a purchaser that is not a Related Person of Borrower (a "Third Party Sale"), and the Lender shall execute, acknowledge and deliver a Release of any such Eligible Out-Parcel being so sold and conveyed within ten Business Days after receipt of Borrower's written request for such Release; provided (i) such request shall refer to this Section, identify such Eligible Out-Parcel and be accompanied by a counterpart of such Release in form for execution by the Lender, (ii) no Default shall have occurred and be continuing as of the date of such request and Borrower shall have delivered to the Lender an Officer's Certificate confirming such fact and certifying that such sale qualifies as a Third-Party Sale, (iii) no Default shall have occurred and be continuing as of the date of such Release, and (iv) Lender shall have received such assurance as it shall reasonably require that the portion of the Property not being conveyed will not be adversely affected by such conveyance (including, without limitation, assurance that such Property will constitute a separate legal parcel and tax lot, in compliance with all zoning and other legal requirements, with undiminished legal access to public roads, and will not be affected by any Liens that are not Permitted Encumbrances).

     VI.8 Debt. Create, incur or assume any indebtedness other than the Debt and unsecured trade debt incurred in the ordinary course of business and not past due;

     VI.9 Assignment of Rights. Without Lender's prior consent, attempt to assign Borrower's rights or interest under any Loan Document in contravention of any Loan Document; or

     VI.10 Operation of the Properties. Cease to operate the Properties as shopping centers, or in the case of the Property located in Cary, North Carolina, a shopping center with appurtenant office use, or terminate such business for any reason whatsoever, (other than temporary cessation in connection with renovations to any Property), unless any such Property has been released or substituted hereunder.

VII. INSURANCE; CASUALTY; AND CONDEMNATION

     VII.1 Insurance.

     VII.1.1 Coverage. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance with respect to each Property:

          (a) Property insurance insuring against loss or damage by standard, "all-risk" perils, which shall (i) be in an amount equal to the greatest of
     (A) the then full replacement cost of such Property without deduction for physical depreciation, (B) the Allocated Loan Amount for the applicable Property, and (C) such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies, (ii) have deductibles no greater than $25,000 per occurrence, (iii) be paid annually in advance and
     (iv)  contain  a   "Replacement   Cost   Endorsement"   with  a  waiver  of
     depreciation.

          (b) Flood insurance if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program, in an amount at least equal to the full replacement cost of the applicable Property or the maximum limit of coverage available with respect to the Property under such program, whichever is less.

          (c) Commercial general public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year; together with at least $10,000,000 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of each Property.

          (d) Rental loss and/or business interruption insurance in an amount equal to the estimated Rents for the next succeeding 12-month period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

          (e) Insurance against loss or damage from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $2,000,000 for each Property.

          (f) Worker's compensation insurance with respect to any employees of Borrower, as required by any Legal Requirement.

          (g) During any period of repair or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of the Improvements on the applicable Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

          (h) Coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

          (i) Such other insurance (including earthquake insurance and hurricane insurance) as may from time to time be reasonably required by Lender in order to protect its interests against other insurable hazards which at the time are commonly insured against and generally available in the case of premises similarly situated, due regard being given to the height and the type of structures and its location, construction, use and occupancy.

     VII.1.2 Policies. All policies of insurance (the "Policies") required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the applicable State, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance) or an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming

Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and duplicate originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies and that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender, after 10 days notice to Borrower, may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Borrower shall deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. The insurance required hereunder may, at the option of Borrower, be effected by blanket or umbrella policies issued to Borrower and its affiliates covering the Properties and properties owned by such affiliates, provided that the policies otherwise comply with the provisions hereof and specifically allocate to each Property the coverages required hereby, without possibility of reduction or coinsurance by reason of, or damage to, another premises named therein, and if the insurance required hereunder shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender certified copies or duplicate originals of such policies in place of the originals, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to each Property, and in addition, within thirty (30) days after the filing thereof with any insurance ratemaking body, copies of the schedule of all improvements affected by any such blanket or umbrella policy of insurance.

     VII.2 Casualty.

     VII.2.1 Notice; Restoration. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice thereof to Lender; provided, however, that no such notice shall be required where the loss or damage is $50,000 or less and no Event of Default shall have occurred and be continuing. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

     VII.2.2 Settlement of Proceeds. In the event of a Casualty covered by any of the Policies (an "Insured Casualty") where the loss does not exceed $50,000, Borrower may settle and adjust any claim without the consent of Lender; provided such adjustment is carried out in a competent and timely manner; and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the "Proceeds"). In the event of an Insured Casualty where the loss equals or exceeds $50,000, Lender and Borrower shall jointly, so long as no Event of Default exists, settle and adjust any claim and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. The expenses incurred by Lender in the adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

     VII.3 Condemnation.

     VII.3.1 Notice; Restoration. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation.

     VII.3.2 Collection of Award. Lender may participate in any Condemnation proceeding to collect, receive and retain any award or payment in respect of a Condemnation (an "Award") and to make any compromise or settlement in connection with such Condemnation and Borrower will deliver to Lender all instruments requested by Lender to permit such participation. Notwithstanding any
Condemnation (or any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the affected Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

     VII.4 Application of Proceeds or Award.

     VII.4.1 Application to Restoration. In the event of an Insured Casualty or Condemnation where (i) the loss is in an aggregate amount less than the greater of $500,000 or

25% of the fair market value of the affected Property as reasonably determined by Lender, (ii) in the reasonable judgment of Lender, the Property can be restored within six months, and prior to the Stated Maturity Date and the expiration of the business interruption insurance with respect thereto, to an economic unit not less valuable and not less useful than the same was prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the outstanding balance of the Allocated Loan Amount for such Property, and (iii) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Property (the "Restoration"), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration; provided that (i) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (ii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the Rents will be at least equal to the sum of the Operating Expenses and Debt Service, as reasonably determined by Lender.

     VII.4.2 Application to Debt. Except as provided in Section 7.4.1, the Proceeds and any Award may, at the option of Lender in its sole discretion, be applied to the payment of the Debt (and at Borrower's option, shall be applied towards the Release Amount for the applicable Property) or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section
7.4.3. Any such application to the Debt shall be in an amount up to the Release Amount for the affected Property together with an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section 2.3.3 if a Defeasance Deposit were to be made by Borrower with respect to a Defeased Note in the amount of the Proceeds or Award applied to the Debt. Notwithstanding the foregoing, if the Proceeds or the Award are not in excess of the Release Amount for the affected Property, then such application of the Proceeds or the Award to the Debt shall be subject to Section 2.7, but shall otherwise be without any prepayment consideration, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall be required to pay to Lender the Yield Maintenance Premium applicable thereto. After any such application to the Debt, the unpaid Principal shall be reamortized over the remaining term thereof and the Allocated Loan Amount for the affected Property shall be reduced by the Principal reduction resulting from such application.

     VII.4.3 Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, or if Lender determines to make Proceeds or an Award available to Borrower, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the Restoration, (ii) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the Proceeds or Award to complete the proposed Restoration, (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance
as  Lender  may  reasonably  require  and  approve,   and  (iv)  all  plans  and
specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work, such approval not to be unreasonably withheld or delayed. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

VIII. DEFAULTS

     VIII.1 Events of Default. Each of the following events shall constitute an "Event of Default":

          (a) any portion of the Debt is not paid when due;

          (b) Borrower shall fail to pay when due any deposit into any Fund;

          (c) any of the Taxes or Other Charges are not paid when due (unless sufficient funds are in the Taxes component of the Tax and Insurance Escrow Fund on the applicable date), subject to Borrower's right to contest Taxes in accordance with Section 5.2;

          (d) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

          (e) a Transfer other than a Permitted Transfer occurs;

          (f) any  representation  or  warranty  made by  Borrower  in any  Loan
     Document or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

          (g) Borrower shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

          (h) a receiver, liquidator or trustee shall be appointed for Borrower; or Borrower shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower; or any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, only upon the same not being discharged, stayed or dismissed within 90 days;

          (i) Borrower breaches any negative covenant contained in Section 6 or any covenant contained in Section 5.15;

          (j) Borrower shall be in default under any other mortgage or security agreement covering any part of any Property whether it be superior or junior in Lien to the Mortgage encumbering such Property, beyond any applicable notice and grace period contained therein;

          (k)  except  as  permitted   hereunder,   the  actual  or   threatened
     alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

          (l) an Event of Default as defined or described in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

          (m) Borrower shall be in default under any term, covenant or provision set forth herein of in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

          (n) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower's counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;

          (o) Borrower shall fail to pay when due (and beyond any applicable grace period) any rent, additional rent or other charge payable under the Ground Lease; or Borrower shall default in the observance or performance of any other term, covenant or condition of the Ground Lease and such default is not cured prior to the expiration of any applicable grace period provided therein; or any event shall occur that would cause the Ground Lease to terminate without notice or action by the landlord thereunder or would entitle such landlord to terminate the Ground Lease and the term thereof by giving notice to Borrower; or the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstance whatsoever (other than as provided in Sections 3.8 and 3.9 of the Ground Lease); or any term of the Ground Lease shall be modified or supplemented without Lender's consent; or Borrower shall fail or neglect to pursue diligently all actions necessary to exercise any renewal rights pursuant to the Ground Lease; or

          (p) Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (a) through (o) above, for ten days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed 90 days.

     VIII.2 Remedies.

     VIII.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (g) or (h) of Section 8.1) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Properties, including declaring the Debt to be immediately due and payable; and upon any Event of Default described in paragraph (g) or (h) of Section 8.1, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

     VIII.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, each Mortgage has been foreclosed, each Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of each such Property or any part thereof, in its absolute discretion.

     VIII.2.3 Severance. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

     VIII.2.4 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

IX.  SPECIAL PROVISIONS

     IX.1 Sale of Note and Securitization.

     IX.1.1 Cooperation. At Lender's request (to the extent not already required to be provided by Borrower under this Agreement), Borrower shall use reasonable efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages. Without limiting the generality of the foregoing, Borrower shall:

     (a) (i) provide such financial and other information with respect to the Properties, Borrower and its Affiliates, Manager and any tenants of the Properties, (ii) provide business plans and budgets relating to the Properties and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by Lender or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the items provided to Lender pursuant to this paragraph (a) being called the "Provided Information"), together, if customary, with appropriate verification of and/or consents to the Provided

Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

     (b) at Borrower's expense, cause counsel to render opinions as to non-consolidation, fraudulent conveyance, true sale and true contribution and any other opinion customary in securitization transactions with respect to the Properties, Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies;

     (c) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

     (d) provide current certificates of good standing and qualification with respect to Borrower from appropriate Governmental Authorities; and

     (e) execute such amendments to the Loan Documents and Borrower's organizational documents, enter into a lock-box or similar arrangement with respect to the Rents and establish and fund such reserve funds (including reserve funds for deferred maintenance and capital improvements) as may be requested by Lender or the Rating Agencies or otherwise to effect the Securitization, provided that nothing contained in this subsection (e) shall result in a material economic change in the transaction.

All reasonable third party costs and expenses incurred by Lender in connection with Borrower's complying with requests made under this Section 9.1 shall be paid by Borrower up to a maximum amount equal to .10% of the original Principal, which Borrower shall deposit with Lender on the date hereof.

     IX.1.2 Use of Information. Borrower understands that certain of the Provided Information and the Required Records may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

     IX.1.3 Borrower Obligations Regarding Disclosure Documents. In connection with a preliminary and a final private placement or prospectus, as applicable, Borrower agrees:

     (a) if requested by Lender, to certify in writing that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, pertaining to Borrower, the Property and the Loan, including applicable portions of the sections entitled "Special Considerations", "Description of the Mortgages", "Description of the Mortgage Loans and Mortgaged Properties", "The Manager", "The Borrower" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections reasonably requested and pertaining to Borrower, the Properties or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

     (b) to indemnify Lender and the Affiliates of Nomura Securities International, Inc. ("Nomura"), that have filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls Nomura within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act of 1933, as amended (collectively, the "Nomura Group"), and Nomura, each of its directors and each person who controls Nomura, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in the applicable portions of such sections of such memorandum, prospectus or Registration Statement applicable to Borrower, the Properties or the Loan, or arise out of or are based upon the omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections or in light of the circumstances under which they were made, not misleading; and

     (c) to reimburse Lender and Nomura for any legal or other expenses reasonably incurred by Lender and Nomura in connection with investigating or defending the Liabilities.

Borrower's Liability under clause (a) or (b) above shall be limited solely to Liabilities arising out of or based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of those portions of the Disclosure Document pertaining to Borrower, the Properties or the Loan or in connection with the underwriting of the debt, including financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. The foregoing indemnity will be in addition to any liability which Borrower may otherwise have.

     IX.1.4 Borrower Indemnity Regarding Filings. In connection with filings under the Exchange Act, Borrower agrees to (i) indemnify Lender, the Nomura Group and the Underwriter Group for any Liabilities to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information or Required Records a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender or Nomura for any legal or other expenses reasonably incurred by Lender and Nomura in connection with defending or investigating the Liabilities.

     IX.1.5 Indemnification Procedure. Promptly after receipt by an indemnified party under Section 9.1.3 or 9.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify the Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. In the event that any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from Borrower to such indemnified party under this Section 9.1.5, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

     IX.1.6   Contribution.   In  order  to  provide  for  just  and   equitable
contribution in circumstances in which the indemnity  agreement  provided for in
Section 9.1.3 or 9.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or 9.1.4, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Nomura Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     IX.1.7 Rating Surveillance. Lender will retain the Rating Agencies to provide rating surveillance services on Securities. The pro rata share of such rating surveillance will be at the expense of Borrower, subject to the limitation on Borrower's costs contained in the last paragraph of Section 9.1.1.

X.   MISCELLANEOUS

     X.1 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents against Borrower or any of its officers, directors, employees, partners, members or shareholders ("Borrower's Constituents"), by any action or proceeding wherein a money judgment shall be sought, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its security interests under the Loan
Documents, or in the Properties, the Rents or any other collateral given by or on behalf of Borrower to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided in this Section 10.1, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given by or on behalf of Borrower to Lender, and Lender agrees that it shall not sue for, seek or demand any deficiency judgment against
(i) Borrower, (ii) the property of any of Borrower's Constituents, or (iii) the property of any of the officers, directors, employees, partners, members or shareholders of any of Borrower's Constituents, in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgages; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases as against Borrower's interest in the Properties or the Rents; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgages or to exercise its remedies against the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

          (a)  fraud  or  intentional   misrepresentation  by  Borrower  or  any
     guarantor in connection with the Loan;

          (b) the willful misconduct of Borrower;

          (c) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.1.32 and 5.10, and clauses
     (viii) through (xi) of Section 5.18;

          (d) the removal or disposal of any portion of any Property after an Event of Default, which removal or disposal is prohibited under the Loan Documents;

          (e) the misappropriation or conversion by Borrower of (x) any Proceeds paid by reason of any Insured Casualty, (y) any Award received in connection with a Condemnation, or (z) any Rents during the continuance of an Event of Default, which are not deposited into the Deposit Account;

          (f) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof;

          (g) any security deposits collected with respect to any Property which are not delivered to Lender upon a foreclosure of or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

          (h) Borrower's indemnifications of Lender set forth in Sections 9.1.3 and 9.1.4; and

          (i) Borrower's indemnification of Lender set forth in Section 24 of each of the Mortgages.

     provided, however, that notwithstanding anything to the contrary contained in this clause (vii), Lender agrees that it shall not sue for, seek or demand any judgment against (i) the property of any of Borrower's Constituents, or (ii) the property of any of the officers, directors, employees, partners, members or shareholders of any of Borrower's Constituents, in any such action or proceeding under or by reason of or under or in connection with any Loan Document.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents.

     X.2 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "notice") shall be given in writing and shall be effective for all purposes if hand delivered or sent (i) by certified or registered United

States mail, postage prepaid, or (ii) by (A) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and (B) telecopier (with answer back acknowledged), in any case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, New York 10281, Attention: Sheryl McAfee, Telecopier (212) 667-1206, with copies to : Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, New York 10281, Attention: Barry Funt, Telecopier (212) 667-1567 and Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Telecopier: (212) 836-7156; if to Borrower: c/o FAC Realty Trust, Inc., 11000 Regency Parkway, Cary, North Carolina 27511,
Attention: President, Telecopier (919) 462-8799, with copies to: FAC Realty Trust, Inc.,11000 Regency Parkway, Cary, North Carolina 27511, Attention: Chief Financial Officer and another copy sent to Attention: General Counsel at the same address, Telecopier (703) 506-9137, and with a copy to: Mayer, Brown & Platt, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Keith
J. Willner, Telecopier: (202) 861-0473. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery (but not in the case of telecopy) on a Business Day.

     X.3 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.3 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

     X.4 Retention of Servicer. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Pooling and Servicing Agreement, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a Defeasance, release of the Property, assumption or modification of the Loan or enforcement of the Loan Documents.

     X.5 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is unpaid. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

     X.6 Lender's Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     X.7 Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO ss. 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT MAYER, BROWN & PLATT, AT 1675 BROADWAY, NEW YORK, NEW YORK, ATTENTION: REAL ESTATE GROUP, MANAGING PARTNER, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW

YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND
(III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     X.8 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     X.9 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a Default for failure to effect prompt payment of any such other amount.

     X.10 Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

     X.11 Headings. The Section headings and Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     X.12 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     X.13 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received are required to be repaid by Lender, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     X.14 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Except as prohibited by law, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower.

     X.15 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agent, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     X.16 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

     X.17 Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     X.18 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender, Nomura, the Loan purchaser, the Servicer or the trustee in a Securitization, shall be subject to the prior written approval of Lender.

     X.19 No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.19 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan of any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so loan as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     X.20 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

     X.21 No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and the Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

     X.22 Cross Default; Cross Collateralization. Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed under seal by their duly authorized representatives, all as of the day and year first above written.

                             FAC MORTGAGE LLC, a Delaware limited liability
                             company     (SEAL)

                             By: FAC Mortgage Formation, Inc., a Delaware corporation, its managing member

                                      By:      _________________________
                                               Name: Linda M. Swearingen
                                               Title: Vice President

ATTEST:

By:      ______________________
         Name: William L. Welch, III
         Title: Assistant Secretary

         [CORPORATE SEAL]



                             NOMURA ASSET CAPITAL CORPORATION

                             By:_______________________________________
                                   Name:
                                   Title:

ATTEST:

By:      ______________________
         Name:
         Title:_________ Secretary

         [CORPORATE SEAL]

                                   SCHEDULE 1

                               List of Properties

Owned Properties

1. Branson, MO - Factory Shoppes at Branson Meadows, 4562 Gretna Road, Branson, MO 65616

2. Georgetown, KY- Factory Stores of America, 401 Outlet Center Drive, Georgetown, KY 40324

3. Graceville, FL - Factory Stores of America, 950 Prim Avenue, Graceville, FL 32440

4. Lebanon, MO - Factory Stores of America, 2020 Industrial Drive, Lebanon, MO 65536

5. Cary, NC - McGreggor Village Shopping Center, 107 Edinburgh South, Cary, NC 27511

6. Nebraska City, NE - Factory Stores of America, 101 Nebraska State Hwy, Nebraska City, NE 68410

7. Raleigh, NC - North Ridge Shopping Center, 6196 Falls of the Neuse Road, Raleigh, NC 27609

8. Smithfield, NC - Factory Stores of America, 1025 Industrial Park Drive, Smithfield, NC 27577

9. Story City, IA - Factory Stores of America, 324 Factory Outlet Drive, Story City, IA 50248

10. Sulphur Springs, TX - Factory Stores of America, 614 Radio Road, Sulphur Springs, TX 75482

Ground Leased Property

11.  Boaz, AL - Factory Stores of America, 200 Lackey Street, Boaz, AL 35957

                                      1-1

                                   SCHEDULE 2

                        Matters Regarding Representations





                                       2-1

                                   SCHEDULE 3

                                   Rent Rolls

                                 (See Attached)




                                       3-1

                                   SCHEDULE 4

                                Required Repairs

                                 (See Attached)




                                       4-1

                                   SCHEDULE 5

                                  Anchor Leases

                                 (See Attached)



                                       5-1

                                   SCHEDULE 6

                              Eligible Out-Parcels

                                 (See Attached)



                                       6-1

                                   SCHEDULE 7

                                Form of Rent Roll

                                 (See Attached)




                                       7-1